EXHIBIT 23.1






                        Consent of Independent Auditors


We consent to the incorporation by reference, in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the 1998 Stock Option Plan for Non-Employee Directors of Commerce Bancorp, Inc., of our report dated February 7, 2003, with respect to the consolidated financial statements of Commerce Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young, LLP
Philadelphia, Pa.
July 7, 2003